UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6876-9899

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events.

On November 30, 2022, Flex Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, subject to and upon the terms and conditions set forth therein, $400 million aggregate principal amount of its 6.000% Notes due 2028 (the “Notes”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the respective Underwriters against certain liabilities arising out of or in connection with sale of the Notes and for customary contribution provisions in respect of those liabilities. The Company expects that the closing of the offering will occur on or about December 7, 2022, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering together with cash on hand, if necessary, to fund the redemption of $500.0 million in aggregate principal amount of its 5.000% notes due February 2023 (the “2023 notes”), in accordance with the terms of the indenture governing the 2023 notes, with the remaining proceeds, if any, to be used for general corporate purposes, which may include repaying, redeeming or repurchasing outstanding debt and for working capital, capital expenditures and acquisitions. As previously disclosed, on November 16, 2022, the Company issued a notice of redemption to redeem its 2023 notes on December 20, 2022. Certain of the underwriters (or their affiliates) may hold the 2023 notes and will receive a portion of the net proceeds from the offering.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

1.1	Underwriting Agreement, dated as of November 30, 2022, by and among the Company and Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the underwriters named therein

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: December 1, 2022	By:	/s/ Paul R. Lundstrom
		Name:	Paul R. Lundstrom
		Title:	Chief Financial Officer

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